Exhibit 99

VIACOM REPORTS THIRD QUARTER 2007 RESULTS

•	Revenues Increased 24% to $3.27 Billion with Filmed Entertainment Up 57% and Media Networks Up 9%

•	Diluted EPS from Continuing Operations Rose 34% to $0.67

•	Adjusted Diluted EPS from Continuing Operations Rose 27% to $0.65

•	Net Earnings of $642 Million and Diluted EPS of $0.96 Reflect Gain of $192 million, or $0.29, from Discontinued Operations

New York, New York, November 2, 2007 — Viacom Inc. (NYSE: VIA and VIA.B) today reported financial results for the quarter and nine months ended September 30, 2007.

Results

	Quarter ended September 30,		B/(W)	Nine months ended September 30,		B/(W)
(in millions, except per share amounts)	2007	2006	2007 vs. 2006	2007	2006	2007 vs. 2006
Revenues	$3,270.6	$2,633.2	24%	$9,174.8	$7,794.8	18%
Operating income	815.1	654.4	25%	1,958.0	1,939.3	1%
Net earnings from continuing operations	449.9	355.2	27%	1,084.9	1,087.7	—
Diluted EPS from continuing operations	0.67	0.50	34%	1.59	1.51	5%
Discontinued operations, net of tax	191.7	1.6	n/m	193.7	23.6	n/m
Net earnings	641.6	356.8	80%	1,278.6	1,111.3	15%
Diluted EPS	$0.96	$0.50	92%	$1.87	$1.54	21%

n/m = not meaningful

Revenues increased 24% to $3.27 billion in the third quarter of 2007. Operating income in the third quarter rose 25% to $815 million. Net earnings from continuing operations for the quarter increased 27% to $450 million. Diluted earnings per share from continuing operations for the quarter increased 34% to $0.67. Discontinued operations in the third quarter of 2007 reflect a $192 million gain recorded in connection with the sale of Famous Music LLC in July 2007. Net earnings and diluted net earnings per share for the quarter increased 80% and 92%, respectively, compared with the third quarter of 2006.

Adjusted operating income for the quarter, which excludes $3 million in Media Networks restructuring charges, increased 14% to $818 million. Adjusted operating income of $716 million in the third quarter of 2006 excluded net compensation charges of $62 million principally relating to the resignation of the former President and Chief Executive Officer. Adjusted diluted earnings per share from continuing operations for the quarter increased 27% to $0.65, which excludes the Media Networks restructuring charges and $15 million in net discrete tax benefits. In the third quarter of 2006, adjusted diluted earnings per share from continuing operations were $0.51, excluding the after-tax impact of the net compensation charges and $29 million of discrete tax benefits. A table found at the end of this release reconciles these adjusted results with reported results.

Sumner M. Redstone, Executive Chairman of Viacom, said, “Viacom continues to deliver strong results for its shareholders by attracting loyal and valuable audiences around the world, and connecting with those audiences on every available platform. We are very well positioned to grow our core businesses while cultivating and monetizing new opportunities.”

“Viacom delivered solid growth at the top and bottom lines in the third quarter,” said Philippe Dauman, President and Chief Executive Officer of Viacom. “Innovation and execution continue to be key drivers in our success. Our slate of original programming across our Media Networks is gaining traction with ratings showing steady improvement. We are also expanding our presence in the digital arena as we offer richer entertainment experiences, which are engaging more fans. Traffic across our global websites continues to increase substantially. We are bringing those audiences closer to our brands with tools that allow them to interact with our content and to form communities around their interests through Flux, the social networking platform which we began to roll out this quarter. As a result, people are spending more time on our sites.

“In Filmed Entertainment, we enjoyed phenomenal success with our new global franchise Transformers, which is continuing with the recent release of the film on DVD. Looking ahead, we are very pleased with our 2008 movie slate, which includes a broad spectrum of film genres across our family of brands.”

Revenues

Revenues	Quarter Ended September 30,		B/(W)	Nine Months Ended September 30,		B/(W)
(in millions)	2007	2006	2007 vs. 2006	2007	2006	2007 vs. 2006
Media Networks	$1,999.3	$1,837.9	9%	$5,654.2	$5,160.7	10%
Filmed Entertainment	1,304.7	829.9	57%	3,639.6	2,725.5	34%
Eliminations	(33.4)	(34.6)	3%	(119.0)	(91.4)	(30)%

Total revenues	$3,270.6	$2,633.2	24%	$9,174.8	$7,794.8	18%

Third quarter 2007 revenues of $3.27 billion grew 24% over 2006. Media Networks revenues rose 9% to $2.00 billion. Net acquisitions contributed $33 million in incremental revenues in the quarter. Worldwide advertising revenues increased 7% to $1.18 billion. Affiliate fees grew 14% to $582 million and ancillary revenues grew 7% to $237 million. Filmed Entertainment revenues were up 57% to $1.30 billion in the third quarter of 2007 driven primarily by a $278 million increase in theatrical revenues to $490 million. Higher theatrical revenues were led by the July 3, 2007 release of Transformers, and a 39% increase in home entertainment revenues to $457 million, principally reflecting a year-over-year increase in titles released.

Operating Income

Operating Income	Quarter Ended September 30,		B/(W)	Nine Months Ended September 30,		B/(W)
(in millions)	2007	2006	2007 vs. 2006	2007	2006	2007 vs. 2006
Media Networks	$796.8	$777.7	2%	$2,132.4	$2,109.1	1%
Filmed Entertainment	71.7	(7.8)	n/m	(14.4)	47.9	n/m
Corporate	(52.7)	(113.8)	54%	(161.3)	(216.0)	25%
Eliminations	(0.7)	(1.7)	59%	1.3	(1.7)	n/m

Total operating income	$815.1	$654.4	25%	$1,958.0	$1,939.3	1%

n/m = not meaningful

Third quarter 2007 operating income increased 25% over last year to $815 million. Media Networks operating income grew 2%, or $19 million, as higher revenues were partially offset by a 13% increase in expenses, including programming and compensation-related costs. Filmed Entertainment operating income grew $80 million in the quarter. Higher revenues were partially offset by increased film amortization as well as higher print and advertising costs, including expenses related to Transformers. Corporate expenses were essentially flat excluding the net compensation charge of $62 million in the third quarter of 2006.

Third quarter 2007 net earnings from continuing operations increased $95 million, or 27%, to $450 million. Earnings from continuing operations before provision for income taxes, equity in earnings (losses) and minority interest grew 31%, driven by the growth in operating income. Income tax expense increased due to higher earnings before taxes as well as lower year-over-year discrete tax benefits.

Third quarter 2007 diluted net earnings per share from continuing operations were $0.67, compared with $0.50 in the third quarter of 2006, an increase of 34%. The primary drivers were the incremental $95 million in net earnings from continuing operations and lower weighted average shares outstanding. The third quarter of 2007 includes a $0.02 benefit from the net impact of discrete tax credits partially offset by the Media Networks restructuring charges. The third quarter of 2006 includes a $0.01 reduction due to the impact of the net compensation charges partially offset by discrete tax benefits. Weighted average shares outstanding in the third quarter of 2007 were 668.2 million compared with 707.3 million in the third quarter of 2006 reflecting the Company’s stock repurchases.

Third quarter 2007 net earnings increased $285 million to $642 million reflecting the increase in net earnings from continuing operations and a $192 million gain on discontinued operations recorded in connection with the sale of Famous Music. The gain contributed $0.29 to fully diluted earnings per share.

Basis of Presentation

Results for the quarter and nine months ended September 30, 2007 and 2006 reflect Famous Music reported as a discontinued operation.

Stock Repurchase Program

The Company currently has in place a $4.0 billion stock repurchase program under which it commenced repurchases on June 22, 2007. For the quarter ended September 30, 2007, 20.9 million shares were repurchased for an aggregate purchase price of $832 million. For the year through October 25, 2007, including shares purchased under the prior stock repurchase plan, the Company acquired 42.7 million shares at a weighted average price per share of $40.80 and aggregate purchase price of $1.74 billion.

Debt

At September 30, 2007, total debt outstanding, including capital leases, increased to $7.73 billion, compared with $7.65 billion at December 31, 2006. Indebtedness at September 30, 2007 includes the issuance of a $230 million non-interest-bearing note payable ($184 million, net of discount) contributed to Rhapsody America in connection with its formation.

Recent Developments

On October 5, 2007, the Company sold $500 million aggregate principal amount of 6.125% senior notes due 2017 and $250 million aggregate principal amount of 6.750% senior debentures due 2037 for total cash proceeds of $739.5 million. The Company used the net proceeds of the offering to repay amounts outstanding under its revolving credit facility and commercial paper program.

About Viacom

Viacom, consisting of BET Networks, MTV Networks and Paramount Pictures, is the world’s leading entertainment content company. It engages audiences on television, motion picture and digital platforms through many of the world’s best known entertainment brands, including MTV, VH1, CMT, Logo, Harmonix, Nickelodeon, Noggin, Nick at Nite, AddictingGames, Neopets, COMEDY CENTRAL, Spike TV, TV Land, Gametrailers, BET, Paramount Pictures, DreamWorks and Paramount Vantage. Viacom’s global reach includes 145 channels and approximately 300 online properties in 160 countries and territories.

For more information about Viacom and its businesses, visit www.viacom.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release contains both historical and forward-looking statements. All statements which are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company’s current expectations concerning future results and events. Forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will” or other similar words or phrases. Similarly, statements that describe the Company’s objectives, plans or goals are or may be forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: advertising market conditions and developments in the Company’s markets worldwide and, in particular, for advertisements targeting demographics served by the Company’s programming services and other content outlets; the public acceptance of and ratings for the Company’s movies, cable television programs, digital services and other content; competition for advertising dollars from search and other online and wireless-based services and content providers; technological developments and their effect in the Company’s markets and on consumer behavior; the Company’s ability to successfully launch its programming services and other content to new distribution platforms; changes in the Federal communications laws and regulations applicable to cable operations, including the possibility of mandatory à la carte programming or limitation on the packaging of programming services; the impact of piracy on the Company’s programming and films; the impact of increased scale in parties involved in the distribution of the Company’s products and programming services to consumers; the impact of union activity, including possible work stoppages or our inability to negotiate favorable terms for contract renewals; other domestic and global economic, business, competitive and/or regulatory factors affecting the Company’s businesses generally; and other factors described in the Company’s news releases and filings with the Securities and Exchange Commission, including but not limited to the Company’s 2006 Annual Report on Form 10-K and Reports on Form 10-Q and Form 8-K. The forward-looking statements included in this document are made only as of the date of this document, and, under Section 27A of the Securities Act and Section 21E of the Exchange Act, the Company does not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

Contacts
Press:	Investors:
Carl Folta	James Bombassei
Executive Vice President, Corporate Communications	Senior Vice President, Investor Relations
(212) 258-6352	(212) 258-6377
carl.folta@viacom.com	james.bombassei@viacom.com

Kelly McAndrew	Pamela Yi
Vice President, Corporate Communications	Director, Investor Relations
(212) 846-7455 kelly.mcandrew@viacom.com	(212) 846-7581 Pamela.Yi@viacom.com

VIACOM INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except earnings per share amounts)	2007	2006	2007	2006
Revenues	$3,270.6	$2,633.2	$9,174.8	$7,794.8
Expenses:
Operating	1,670.6	1,278.6	4,998.0	3,974.0
Selling, general and administrative	681.8	601.9	1,921.9	1,619.0
Depreciation and amortization	103.1	98.3	296.9	262.5

Total expenses	2,455.5	1,978.8	7,216.8	5,855.5

Operating income	815.1	654.4	1,958.0	1,939.3
Interest expense, net	(114.8)	(118.5)	(339.8)	(317.2)
Gain on sale of equity investment	—	—	151.0	—
Other items, net	(7.3)	(6.6)	(52.5)	(4.4)

Earnings from continuing operations before provision for income taxes, equity in earnings (losses) and minority interest	693.0	529.3	1,716.7	1,617.7

Provision for income taxes	(238.0)	(169.6)	(627.0)	(529.1)
Equity in earnings (losses) of affiliated companies, net of tax	(0.3)	(2.4)	7.7	3.4
Minority interest, net of tax	(4.8)	(2.1)	(12.5)	(4.3)

Net earnings from continuing operations	449.9	355.2	1,084.9	1,087.7
Discontinued operations, net of tax	191.7	1.6	193.7	23.6

Net earnings	$641.6	$356.8	$1,278.6	$1,111.3

Basic earnings per share amounts:
Earnings per share, continuing operations	$0.67	$0.50	$1.59	$1.51
Earnings per share, discontinued operations	$0.29	$0.01	$0.28	$0.03
Net earnings per share	$0.96	$0.51	$1.87	$1.54

Diluted earnings per share:
Earnings per share, continuing operations	$0.67	$0.50	$1.59	$1.51
Earnings per share, discontinued operations	$0.29	$—	$0.28	$0.03
Net earnings per share	$0.96	$0.50	$1.87	$1.54

Weighted average number of common shares outstanding:
Basic	667.1	706.5	682.0	721.4
Diluted	668.2	707.3	683.5	722.4

VIACOM INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2007	December 31, 2006
(in millions, except par value)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$373.4	$705.8
Receivables (includes retained interests in securitizations)	1,938.7	2,236.1
Inventory	680.8	622.9
Deferred tax assets, net	251.9	265.5
Prepaid and other assets	344.7	352.5
Assets held for sale	—	28.3

Total current assets	3,589.5	4,211.1
Property and equipment, net	1,183.5	1,204.9
Inventory	4,054.5	3,783.8
Goodwill	11,196.0	11,137.0
Intangibles, net	702.6	817.2
Other assets	643.7	562.6
Assets held for sale	—	80.1

Total assets	$21,369.8	$21,796.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$360.8	$449.1
Accrued expenses	1,094.4	1,535.0
Participants’ share, residuals and royalties payable	1,070.4	1,414.5
Program rights	377.7	180.8
Deferred revenue	397.1	364.5
Financing obligations	125.3	63.9
Other liabilities	778.6	539.0
Liabilities held for sale	—	70.0

Total current liabilities	4,204.3	4,616.8

Financing obligations	7,605.2	7,584.0
Program rights	571.8	505.5
Participants’ share, residual and royalties payable	271.4	383.9
Deferred tax liabilities, net	198.6	154.5
Other liabilities	1,431.2	1,345.7
Minority interests	35.9	27.0
Liabilities held for sale	—	13.1

Commitments and contingencies

Stockholders’ equity:
Class A Common Stock, par value $0.001, 375.0 authorized; 57.8 and 59.7 outstanding, respectively	0.1	0.1
Class B Common Stock, par value $0.001, 5,000.0 authorized; 600.6 and 633.5 outstanding, respectively	0.6	0.6
Additional paid-in capital	8,032.3	7,872.4
Treasury stock	(3,911.5)	(2,345.1)
Retained earnings	2,847.7	1,592.1
Accumulated other comprehensive income	82.2	46.1

Total stockholders’ equity	7,051.4	7,166.2

Total liabilities and stockholders’ equity	$21,369.8	$21,796.7

VIACOM INC.

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION

The following tables reconcile the Company’s results for the quarter and nine months ended September 30, 2007 and 2006, respectively, to adjusted results that exclude the impact of restructuring activities, the realized gain on the sale of the Company’s non-controlling interest in MTV Russia, an impairment charge associated with the write-down of Amp’d Mobile and net discrete tax benefits. The Company uses adjusted operating income, adjusted net earnings from continuing operations and adjusted diluted earnings per share from continuing operations, among other things, to evaluate the Company’s operating performance in the absence of these items and for planning and forecasting of future periods. The Company believes that the exclusion of these items is relevant and useful information for investors because it allows investors to view performance in a manner similar to the Company’s management, helps improve their ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies. Since adjusted operating income, adjusted net earnings from continuing operations and adjusted diluted earnings per share from continuing operations are not measures of performance calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for operating income, net earnings from continuing operations and diluted earnings per share from continuing operations as indicators of operating performance and they may not be comparable to similarly titled measures employed by other companies.

	Quarter Ended September 30, 2007
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings(5)	Net Earnings from Continuing Operations(6)	Diluted Earnings per share from Continuing Operations
Reported results	$815.1	$693.0	$449.9	$0.67
Adjustments:
Media Networks restructuring activities(1)	3.0	3.0	2.3	—
Discrete tax benefits(2)	—	—	(15.0)	(0.02)

Adjusted results	$818.1	$696.0	$437.2	$0.65

	Nine Months Ended September 30, 2007
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings(5)	Net Earnings from Continuing Operations(6)	Diluted Earnings per share from Continuing Operations
Reported results	$1,958.0	$1,716.7	$1,084.9	$1.59
Adjustments:
Media Networks restructuring activities(1)	70.1	70.1	43.9	0.06
Discrete tax benefits(2)	—	—	(15.0)	(0.02)
Gain on sale of equity investment(3)	—	(151.0)	(94.5)	(0.14)
Impairment of investment(4)	—	36.0	22.5	0.03

Adjusted results	$2,028.1	$1,671.8	$1,041.8	$1.52

	Quarter Ended September 30, 2006
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings(5)	Net Earnings from Continuing Operations(6)	Diluted Earnings per share from Continuing Operations
Reported results	$654.4	$529.3	$355.2	$0.50
Adjustments:
Net compensation charges(7)	62.0	62.0	37.5	0.05
Discrete tax benefits(2)	—	—	(29.1)	(0.04)

Adjusted results	$716.4	$591.3	$363.6	$0.51

	Nine Months Ended September 30, 2006
(in millions, except per share amounts)	Operating Income	Pre-tax Earnings(5)	Net Earnings from Continuing Operations(6)	Diluted Earnings per share from Continuing Operations
Reported results	$1,939.3	$1,617.7	$1,087.7	$1.51
Adjustments:
Net compensation charges(7)	62.0	62.0	37.5	0.05
Discrete tax benefits(2)	—	—	(99.8)	(0.14)

Adjusted results	$2,001.3	$1,679.7	$1,025.4	$1.42

(1)	Media Networks restructuring charges, principally severance, affecting MTV Networks domestic and international operations. The restructuring activities are anticipated to be completed by the fourth quarter of 2007 and result in 2007 full year restructuring charges of approximately $80 million.
(2)	The Company recognized net discrete tax benefits of $15 million for the quarter and nine months ended September 30, 2007. Discrete tax benefits of $29.1 million and $99.8 million were recognized for the quarter and nine months ended September 30, 2006. The discrete tax benefits in both years were principally as a result of audit settlements.
(3)	The Company sold its non-controlling investment in MTV Russia for $191 million and recognized a pre-tax gain of $151 million.
(4)	The Company recorded a pre-tax impairment charge of $36 million to write off its investment in Amp’d Mobile which filed for bankruptcy.
(5)	Pre-tax earnings represents earnings from continuing operations before provision for income taxes, equity in earnings and minority interest.
(6)	Net earnings from continuing operations include an adjustment for the provision for income taxes calculated using the applicable rates in effect for the period presented.
(7)	The Company recorded net compensation charges of $62 million principally relating to the resignation of the former President and Chief Executive Officer.